Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas F. Karam and David J. Kvapil, or any of them, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in any and all capacities, to sign the Transition Report on Form 10-K for the six-month period ended December 31, 2004 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated: March 15, 2005

GEORGE L. LINDEMANN	ADAM M. LINDEMANN
George L. Lindemann	Adam M. Lindemann

JOHN E. BRENNAN	DAVID BRODSKY
John E. Brennan	David Brodsky

THOMAS F. KARAM	GEORGE ROUNTREE, III
Thomas F. Karam	George Rountree, III

FRANK W. DENIUS	RONALD W. SIMMS
Frank W. Denius	Ronald W. Simms

KURT A. GITTER, M.D.	HERBERT H. JACOBI
Kurt A. Gitter, M.D.	Herbert H. Jacobi

THOMAS N. McCARTER, III
Thomas N. McCarter, III